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                                                                 EXHIBIT 11

                                 INTERSTATE BAKERIES CORPORATION
                       SCHEDULE REGARDING COMPUTATION OF PER SHARE EARNINGS
                                  (000's EXCEPT PER SHARE DATA)
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
                                                  Sixteen Weeks Ended            Forty Weeks Ended
                                               ------------------------      ------------------------
                                                March 5,      March 6,        March 5,      March 6,
                                                  1994          1993            1994          1993
                                               ----------    ----------      ----------    ----------

Income (loss) before cumulative effect
 of accounting change                          $  (2,468)    $   5,002       $  11,810     $  23,276
Cumulative effect of change in
 accounting for postretirement benefits
 other than pensions                                   -             -               -        14,121
                                               ---------     ---------       ---------     ---------
Net income (loss)                              $  (2,468)    $   5,002       $  11,810     $   9,155
                                               =========     =========       =========     =========

Weighted average common shares
 outstanding                                      20,046        21,016          20,380        20,962
Dilutive stock options                                53           158              57           173
                                               ---------     ---------       ---------     ---------
Weighted average common and common
 equivalent shares outstanding                    20,099        21,174          20,437        21,135
                                               =========     =========       =========     =========

Per share:
  Income (loss) before cumulative effect
   of accounting change                        $    (.12)    $     .24       $     .58     $    1.10
  Cumulative effect of accounting change               -             -               -          (.67)
                                               ---------     ---------       ---------     ---------
  Net income (loss)                            $    (.12)    $     .24       $     .58     $     .43
                                               =========     =========       =========     =========
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